EXHIBIT 5
                                                              Opinion of Counsel

                                 Falcone & Curd
                                58 Hilton Avenue
                            Hempstead, New York 11550

                            Telephone: (516) 292-1717
                            Facsimile: (516) 489-1940

Leonard J. Falcone                                                Ann Marie Curd



                                  May 30, 2000

WCM Capital, Inc.
76 Beaver Street
Suite 500
New York, New York 10005

Dear Sirs:

     You have requested our opinion with respect to the securities to be included in the registration statement on Form S-8 (the "Registration Statement") of WCM Capital, Inc. (the "Company"), which will be filed with the Securities and Exchange Commission (the "SEC") on or about May, 31, 2000.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Service Agreement between the Company and Mr. Richard Brannon, the Service Agreement between the Company and Mr. Joseph Laura (the Brannon Agreement and the Laura Agreement being hereinafter collectively referred to as the "Service Agreements"), and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers or representatives of Company as we have deemed relevant or necessary as a basis for the opinions set forth. We have also made such inquiries of such officers and representatives as we have deemed relevant or necessary for a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies and the authenticity of such latter documents. We have further assumed that each of the parties to the Service Agreements had full power and authority to enter into each agreement, that the consideration received by the Company in accordance with the


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WCM Capital, Inc.
May 30, 2000
Page 2


Service Agreements is legally sufficient for the issuance of the shares therefore, and that the pertinent provision of such federal and state securities laws as may be applicable have been complied with by the Company.

     Based upon and relying solely on the foregoing, and subject to the qualifications state herein, we are of the opinion that when issued against consideration therefore and after the Registration Statement shall become effective under the Securities Act of 1933, as amended (the "Act"), the shares of Common Stock issuable in connection with the Service Agreements will be validly issued, fully paid and non-assessable securities of the Company.

     The opinions herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect of the laws of any other jurisdiction on matters addressed in this opinion. This opinion is expressly limited to the matters herein set forth and we express no opinion as to any matter other than as specifically set forth herein.

     We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 to be filed with the Commission on or about May 31, 2000. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

     This opinion is rendered solely for your benefit in connection with the issuance of the Common Stock pursuant to the Service Agreements. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent, except as noted above.


                                                     Very truly yours


                                                     /s/ Falcone & Curd LLP.
                                                     -----------------------


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